UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 14, 2010

Analogic Corporation

(Exact name of registrant as specified in its charter)

Massachusetts	0-6715	04-2454372
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8 Centennial Drive, Peabody, Massachusetts	01960
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 978-326-4000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On October 14, 2010, Analogic Corporation, its wholly owned subsidiary Anadventure II Corporation (individually and collectively, the “Company”) and Sigma Phi Alpha Corporation (“SPA”) entered into a Purchase and Sale Agreement (the “Agreement”) pursuant to which SPA has agreed to purchase the Peabody Marriott hotel, located at 8A Centennial Drive in Peabody, Massachusetts, as well as related land and personal property, from the Company.

The transaction is structured as an asset sale. The total consideration to be paid to the Company pursuant to the Agreement is $11.5 million in cash, exclusive of working capital, payable at closing.

The Agreement contains representations, warranties, covenants, and indemnifications as to the parties’ business, financial and legal obligations. Closing of the transaction is subject to customary closing conditions, including the completion of due diligence satisfactory to buyer, and is expected to occur in the first quarter of the Company’s fiscal 2011.

The foregoing description of the Agreement is not a complete statement of the parties’ rights or obligations under the Agreement and is qualified in its entirety by reference to the full text of the Agreement, which is filed with this report as Exhibit 2.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

See the Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Analogic Corporation

October 19, 2010	By:	/s/ JOHN J. FRY
	Name:	John J. Fry
	Title:	Vice President, General Counsel, and Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Purchase and Sale Agreement, dated October 14, 2010, by and among, Analogic Corporation (“Land Seller”), Anadventure II Corporation (“Hotel Seller”), and Sigma Phi Alpha Corporation (“Purchaser”).